                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K/A

                                 AMENDMENT NO. 1


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                               January 21, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                               SAN HOLDINGS, INC.
              -----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter





          Colorado                   0-16423             84-0907969
---------------------------      ---------------    ----------------------
State or Other Jurisdiction      Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number





       900 West Castleton Road, Suite 100, Castle Rock, Colorado 80104
       ---------------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (303) 297-9656
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements for CoComp, Inc. for the years ended December 31, 1999 and 1998 are filed herewith:

                                     INDEX
                                                                    Page

1)  AUDITED FINANCIAL STATEMENTS OF COCOMP, INC.

    Independent Auditor's Repoprt ................................   3
    Financial Statements:
     Balance Sheets ..............................................   4
     Statements of Income ........................................   5
     Statements of Retained Earnings..............................   6
     Statements of Cash Flows ....................................   7
     Notes to Financial Statements ...............................   8

     (b) PRO FORMA FINANCIAL INFORMAITON. Unaudited Pro Forma Financial Statements for SAN Holdings, Inc. and CoComp, Inc. as of December 31, 1999, and for the year ended December 31, 1999, are filed herewith on pages 10-13.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  SAN HOLDINGS, INC.


Dated:  April 20, 2000            By:/s/ L.W. Buxton
                                     L. W. Buxton, President

                          LARRY O'DONNELL, CPA, P.C.

Telephone (303) 745-4545                            2280 South Xanadu Way
                                                                Suite 370
                                                   Aurora, Colorado 80014

Board of Directors
CoComp, Inc.
Fort Collins, Colorado

Independent Auditor's Report

I have audited the accompanying balance sheet of CoComp, Inc. as of December 31, 1999 and 1998 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CoComp, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then in conformity with generally accepted accounting principles.

Larry O'Donnell, CPA, P.C.

March 16, 2000

                                 CoComp, Inc.
                                Balance Sheets
                          December 31, 1999 and 1998

                                   Assets

                                                 1999           1998
                                              ----------     ----------
Current assets
 Cash                                         $  173,556     $  408,974
 Accounts receivable                           1,656,423      1,439,939
 Inventory                                       154,982         55,349
 Prepaid expenses                                 32,958         39,175
 Deposit                                           9,082         14,767
                                              ----------     ----------
     Total current assets                      2,027,001      1,958,204
                                              ----------     ----------
Property and equipment
 Computer equipment                              160,765        139,690
 Office equipment                                 20,165         17,976
                                              ----------     ----------
                                                 180,930        157,666
     Less accumulated depreciation                75,572         67,981
                                              ----------     ----------
                                                 105,358         89,685
                                              ----------     ----------
                                              $2,132,359     $2,047,889
                                              ==========     ==========

                      Liabilities and Stockholders' Equity

Current liabilities
 Accounts payable                             $  974,546     $  852,512
 Notes payable-related parties                         -         77,841
 Accrued expenses                                146,500         76,222
                                              ----------     ----------
     Total current liabilities                 1,131,046      1,006,575
                                              ----------     ----------
Stockholders' equity
 Common stock                                    525,000        525,000
 Retained earnings                               476,313        516,314
                                              ----------     ----------
                                               1,001,313      1,041,314
                                              ----------     ----------
                                              $2,132,359     $2,047,889
                                              ==========     ==========

                                 CoComp, Inc.
                             Statements of Income
                    Year Ended December 31, 1999 and 1998

                                                 1999           1998
                                              ----------     -----------

Revenues                                      $9,258,809     $10,071,929

Cost of revenues                               6,978,968       7,385,912
                                              ----------     -----------
     Gross profit                              2,279,841       2,686,017

General & administrative expenses              1,882,495       2,227,030
                                              ----------     -----------

     Income from operations                      397,346         458,987

Interest income                                   21,073           7,568
Interest expense                                 (15,106)        (10,241)
                                              ----------     -----------

Net income                                    $  403,313     $   456,314
                                              ==========     ===========

                                  CoComp, Inc.
                        Statements of Retained Earnings
                     Years Ended December 31, 1999 and 1998


                                                 1999          1998
                                              ---------     ---------

Beginning, balance                            $ 516,314     $ 337,022

Plus net income                                 403,313       456,315

Less dividends                                 (443,314)     (277,023)
                                              ---------     ---------

Balance, ending                               $ 496,313     $ 516,314
                                              =========     =========

                                 CoComp, Inc.
                          Statements of Cash Flows
                    Years Ended December 31, 1999 and 1998

                                                1999          1998
                                              ---------     ---------
Cash flows from operating activities:
 Net income                                   $ 403,313     $ 459,315
 Adjustments to reconcile net income
  to net cash
   Provided by operations:
    Depreciation                                  7,591        10,603
    (Increase) decrease in:
     Accounts receivable                       (216,484)     (202,936)
     Inventory                                  (99,633)      125,730
     Prepaid expenses                             6,217       (26,262)
     Deposits                                     5,685        (8,075)
     Increase (decrease) in: (net of
      acquisition)
       Accounts payable                         132,034       (20,781)
       Accrued expenses                          70,278        27,888
Net cash provided by operating activities       309,001       365,482
                                              ---------     ---------
Cash flows from investing activities:
 Purchase of property and equipment             (23,264)      (13,417)
                                              ---------     ---------
 Net cash used in investing activities          (23,264)      (13,417)
                                              ---------     ---------
Cash flows from financing activities:
 Dividends                                     (443,314)     (277,023)
 Proceeds of loans payable                            -        77,841
 Repayment of loans payable                     (77,841)            -
                                              ---------     ---------
Net cash flow provided by financing
 activities                                    (521,155)     (199,182)
                                              ---------     ---------
Net increase (decrease) in cash equivalents    (235,418)      152,883

Cash at beginning of year                       408,974       256,091
                                              ---------     ---------

Cash at end of year                           $ 173,556     $ 408,974
                                              =========     =========

Supplemental disclosures of cash flow
 information
  Cash paid during the year for
   Interest                                   $  15,107     $  10,241
   Income taxes                                       -             -





See Notes to Financial Statements.

                                 CoComp, Inc.
                         Notes to Financial Statements

1.  Organization and Summary of Significant Accounting Policies:

Organization - The company was organized under the laws of the state of Colorado on August 1, 1987. The Company designs and implements data storage solutions primarily for commercial customers. The Company operates in the United States.

Property and equipment - Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method.

Cash Equivalents - For the purposes of reporting cash flow, the Company
considers    cash and savings deposits to be cash equivalents.

Inventories - Inventories consist of components and materials and are stated at the lower of cost or market using the first-in, first-out method.

Advertising - The Company expenses advertising costs when they are incurred.

Income taxes - S corporation status - The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Use of Estimates - The preparation of financial statements in conformity with
generally accepted    accounting principles requires management to make
estimates and assumptions that affect reported    amounts of assets and
liabilities and disclosure of    contingent assets and liabilities at the date
of the    financial statements and the reported    amounts of revenues and
expenses during the reporting period. Actual results may differ from those estimates.

                                 CoComp, Inc.
                   Notes to Financial Statements (continued)

2.   Lease commitment

The Company is obligated under lease agreements for the rental of its facilities through July, 2002. Minimum lease payments for the years ending December 31 are as follows: 2000 $42,000; 2001 $37,000; 2002 $16,000.

Total rent expense for the years ended December 31, 1999 and 1998 was $117,000 and $129,000, respectively.

3.   Advertising

The Company expensed advertising costs of $16,978 and $30,861 for the years ended December 31, 1999 and 1998, respectively.

4.  Concentrations

Credit risk - The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

Cash balances - The Company maintains its cash balances in a brokerage account. The balances are not insured. At December 31, 1999, the Company's uninsured cash balances total approximately $177,000.

5. Subsequent Event - Acquisition by Citadel Environmental Group, Inc. and Storage Area Networks

On January 21, 2000, the stockholders of the Company sold all of the outstanding stock of the Company to a public company, SAN Holdings, Inc. (formerly "Citadel Environmental Group, Inc.") and its affiliate, Storage Area Networks. The Company will be consolidated with SAN Holdings, Inc. and Storage Area Networks from the date of the sale.

(b)  Proforma Financial Information

     The following unaudited proforma combined financial statements are derived from the historical financial statements of SAN Holdings, Inc. (formerly Citadel Environmental Group, Inc.), Storage Area Networks and CoComp, Inc., and give effect to the acquisition of Storage Area Networks by the Registrant on January 7, 2000, and the acquisition of CoComp, Inc. on January 21, 2000. The unaudited proforma combined balance sheet as of December 31, 1999, and the unaudited proforma combined statements of operations for the year ended December 31, 1999, reflect the two acquisitions as if they had occurred on December 31, 1999, for the unaudited proforma consolidated balance sheet and at January 1, 1999, for the unaudited proforma combined statements of operations. Storage Area Networks' year-end was November 30, 1999, and the financial information of Storage Area Networks reflects amounts at November 30, 1999, and for the year then ended.

     The proformas also reflect the issuance by the Registrant of a total of 3,182,659 shares of Series AA and Series AAA Convertible Preferred Stock for a total of approximately $5,035,000. These sales were made during January and February 2000.

     The unaudited proforma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combinations had been in effect on the dates indicated, or that may be obtained in the future. The unaudited proforma combined financial statements should be read in conjunction with the historical consolidated financial statements of SAN Holdings, Inc., Storage Area Networks, and CoComp, Inc., together with the related notes thereto.

SAN Holdings, Inc.
Unaudited Proforma Combined Balance Sheet
December 31, 1999

                                (In Thousands)

                                                ASSETS

                        Storage
                         Area                SAN                     Elimina-        Consoli-
                        Networks  CoComp   Holdings     Other         tions           dated
                        --------  ------   --------   -----------    --------        --------

Current Assets          $1,982    $2,027   $     3    $ 5,035  (2)   $      0        $  7,968
Current Assets                                         (1,079) (4)
Property and Equip.,
 Net                        22       105        27                                        154
Goodwill, Net                                           1,079  (4)       (983) (6)      2,047
 Goodwill, Net                                            951  (3)
 Goodwill, Net                                          1,000  (1)
Other Assets             2,326                                                          2,326
                        ------    ------   -------    -------        --------        --------
     Total Assets       $4,330    $2,132   $    30    $ 6,986        $   (983)       $ 12,495
                        ======    ======   =======    =======        ========        ========


                                 LIABILITIES AND SHAREHOLDERS' EQUITY


Current Liabilities     $4,199    $1,131   $    34    $     0        $      0        $  5,364
Long Term Liabilities        6                  14        951  (3)                        971
                        ------    ------   -------    -------        --------        --------
                         4,205     1,131        48        951               0           6,335


Common Stock                12       525     5,801        873  (5)     (7,199) (6)      6,047
Common Stock                                            5,035  (7)
Common Stock                                            1,000  (7)
Paid in Capital             53                                                             53
Preferred Stock                                873      5,035  (2)                          0
Preferred Stock                                        (5,035) (7)
Preferred Stock                                          (873) (5)
Retained Earnings
 (Accum. Deficit)           60       476    (6,692)                     6,216  (6)         60
                        ------    ------   -------    -------        --------        --------
                           125     1,001       (18)     6,035            (983)          6,160

                        ------    ------   -------    -------        --------        --------
     Total Liabilities
      and Shareholders'
      Equity            $4,330    $2,132   $    30    $ 6,986        $   (983)       $ 12,495
                        ======    ======   =======    =======        ========        ========

SAN Holdings, Inc.
Unaudited Proforma Combined Income Statement
For the Year Ended December 31, 1999


                                In Thousands

                        Storage
                         Area                SAN                     Elimina-        Consoli-
                        Networks  CoComp   Holdings     Other         tions           dated
                        --------  ------   --------   -----------    --------        --------

Revenues                $12,308   $9,259   $    60    $     0        $      0        $ 21,627

Operating Expenses       12,303    8,861       391                                     21,555
                        -------   ------   -------    -------        --------        --------

Income (Loss) from
  Operations                  5      398      (331)                                        72

Other Income (Expense)       81        6        (1)      (136) (9)                        (16)
Other Income (Expense)                                    148  (10)
Other Income (Expense)                                   (114) (11)
                        -------   ------   -------    -------        --------        --------

Income/(Loss) Before Tax     86      404      (332)      (102) (9)                         56
                                                               (10)(11)
Provision for Tax            25                           (12) (12)                        13
                        -------   ------   -------    -------        --------        --------
Income Before Extra-
 ordinary Item               61      404      (332)       (90)                             43

Extraordinary
 Item, Net of Tax                              544                                        544
                        -------   ------   -------    -------        --------        --------
     Net Income         $    61   $  404   $   212    $   (90)       $      0        $    587
                        -------   ------   -------    -------        --------        --------

Earnings Per Share:(13)
Income/(Loss) From
 Operations Before
 Extraordinary Item                                                                  $   0.06
 Extraordinary Item                                                                      0.68
                                                                                     --------
Net Income                                                                           $   0.74
                                                                                     --------

SAN Holdings, Inc.
Notes to the Unaudited Proforma Combined Financial Statements

Notes to Unaudited Proforma Combined Balance Sheet for the Year Ended December 31, 1999

     NOTE 1 - Issuance of 89,000 shares of stock for purchase of CoComp, valued at $1,000,000.

     NOTE 2 - Issuance of 3,182,659 shares of Series AA and Series AAA preferred stock for cash.

     NOTE 3  - Assumption of $951,000 in acquisition debt of CoComp.

     NOTE 4  - Payment of $1,079,000 in cash for CoComp.

     NOTE 5 - Conversion of SAN Holdings preferred stock to pre-acquisition common stock.

     NOTE 6 - To eliminate SAN Holdings preferred and CoComp acquisition equity.

     NOTE 7 - To record conversion of Series AA and AAA preferred stock to common.

     NOTE 8  - Other assets comprised of:

               Accounts Receivable, Long-Term, Net          $1,934,000
               Cost of Purchased Contracts, Net                390,000
               Deposits                                          2,000
                                                            ----------
                   Total                                    $2,326,000
                                                            ==========

Notes to Unaudited Proforma Combined Income Statement for the Year Dnded December 31, 1999

     NOTE 9 - Amortization of goodwill due to acquisition, amortized over 15 years.

     NOTE 10 - Earnings of 5% on net funds received from preferred private placement.

     NOTE 11 - Interest expense on acquisition debt of CoComp at 12% per annum.

     NOTE 12 - Provision for taxes based on CoComp conversion from S-corporation status to C-Corporation due to acquisition, the effect of items (1) and (2) above, and based on consolidated earnings.

     NOTE 13 - Earnings per Share is calculated based on conversions of preferred stock, series BB, AA, and AAA and taking into consideration the reverse stock split. Weighted average number of common shares used in EPS calculation totaled 7,959,000.